Exhibit 21.1

List of Subsidiaries

	Legal Name	State of Formation
1.	HCP Mezzanine Lender, LP	Delaware
2.	HCP 2010 REIT LLC	Delaware
3.	HCP Properties Trust	Delaware
4.	HCP West Virginia Properties, LLC	Delaware
5.	HCP MOB Dallas Eye, LLC	Delaware
6.	HCP Properties - Salmon Creek WA, LLC	Delaware
7.	HCP Properties – Utica Ridge IA, LLC	Delaware
8.	HCP Properties – Wingfield Hills NV, LLC	Delaware
9.	HCP 2010, LP	Delaware
10.	HCP CC SNF, LLC	Delaware
11.	HCP Virginia, LLC	Delaware
12.	HCP I-B Properties, LLC	Delaware
13.	HCP I-A Properties, LP	Delaware
14.	HCP Properties, LP	Delaware
15.	HCP Schoenherr Road Property, LLC	Delaware
16.	HCP Sterling Heights MI Property, LLC	Delaware
17.	HCP Twinsburg OH Property, LLC	Delaware
18.	HCP Maryland Properties, LLC	Delaware
19.	HCP Maryland Properties II, LLC	Delaware
20.	HCP Properties of Alexandria VA, LLC	Delaware
21.	HCP Properties of Arlington VA, LLC	Delaware
22.	HCP Properties of Midwest City OK, LLC	Delaware
23.	HCP Properties of Oklahoma City (Northwest), LLC	Delaware
24.	HCP Properties of Oklahoma City (Southwest), LLC	Delaware
25.	HCP Properties of Tulsa OK, LLC	Delaware

Exhibit 21.1

26.	HCP Properties-Arden Courts of Annandale VA, LLC	Delaware
27.	HCP Properties-Charleston of Hanahan SC, LLC	Delaware
28.	HCP Properties-Columbia SC, LLC	Delaware
29.	HCP Properties-Fair Oaks of Fairfax VA, LLC	Delaware
30.	HCP Properties-Imperial of Richmond VA, LLC	Delaware
31.	HCP Properties-Lexington SC, LLC	Delaware
32.	HCP Properties-Medical Care Center-Lynchburg VA, LLC	Delaware
33.	HCP Properties-Oakmont East-Greenville SC, LLC	Delaware
34.	HCP Properties-Oakmont of Union SC, LLC	Delaware
35.	HCP Properties-Oakmont West-Greenville SC, LLC	Delaware
36.	HCP Properties-Stratford Hall of Richmond VA, LLC	Delaware
37.	HCP Properties-West Ashley-Charleston SC, LLC	Delaware
38.	QCP TRS, LLC	Delaware
39.	QCP HoldCo REIT, LLC	Delaware
40.	QCP AL REIT, LLC	Delaware
41.	QCP SNF West REIT, LLC	Delaware
42.	QCP SNF Central REIT, LLC	Delaware
43.	QCP SNF East REIT, LLC	Delaware
44.	QCP East HoldCo, LLC	Delaware
45.	QCP Penn Sub 1, LLC	Delaware
46.	QCP Penn Sub 2, LLC	Delaware
47.	QCP Penn Sub 3, LLC	Delaware
48.	QCP Penn Sub 4, LLC	Delaware
49.	QCP Penn Sub 5, LLC	Delaware
50.	QCP Penn Sub 6, LLC	Delaware
51.	QCP Penn Sub 7, LLC	Delaware
52.	QCP Penn Sub 8, LLC	Delaware

Exhibit 21.1

53.	QCP Penn Sub 9, LLC	Delaware
54.	QCP Penn Sub 10, LLC	Delaware
55.	QCP Penn Sub 11, LLC	Delaware
56.	QCP Penn Sub 12, LLC	Delaware
57.	QCP Penn Sub 13, LLC	Delaware
58.	QCP Penn Sub 14, LLC	Delaware
59.	QCP Penn Sub 15, LLC	Delaware
60.	QCP Penn Sub 16, LLC	Delaware
61.	QCP Penn Sub 17, LLC	Delaware
62.	QCP Penn Sub 18, LLC	Delaware
63.	QCP Penn Sub 19, LLC	Delaware
64.	QCP Penn Sub 20, LLC	Delaware
65.	QCP Penn Sub 21, LLC	Delaware
66.	QCP Penn Sub 22, LLC	Delaware
67.	QCP Penn Sub 23, LLC	Delaware
68.	QCP Penn Sub 24, LLC	Delaware
69.	QCP Penn Sub 25, LLC	Delaware
70.	QCP Penn Sub 26, LLC	Delaware
71.	QCP Penn Sub 27, LLC	Delaware
72.	QCP Penn Sub 28, LLC	Delaware
73.	QCP Penn Sub 29, LLC	Delaware
74.	QCP Penn Sub 30, LLC	Delaware
75.	QCP Penn Sub 31, LLC	Delaware
76.	QCP Penn Sub 32, LLC	Delaware
77.	QCP Penn Sub 33, LLC	Delaware
78.	QCP Penn Sub 34, LLC	Delaware
79.	QCP Penn Sub 35, LLC	Delaware

Exhibit 21.1

80.	QCP Penn Sub 36, LLC	Delaware
81.	QCP Penn Sub 37, LLC	Delaware
82.	QCP Penn Sub 38, LLC	Delaware
83.	QCP Penn Sub 39, LLC	Delaware
84.	QCP Penn Sub 40, LLC	Delaware
85.	FAEC – Lacey WA, LLC	Delaware
86.	HCR Lacey WA Property, LLC	Delaware
87.	Healthcare Operations Holdings, LLC	Delaware
88.	Healthcare Operations Investments, LLC	Delaware
89.	MC Operations Investments, LLC	Delaware